UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
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Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Performance Bonus Plan

On February 26, 2026, the Compensation Committee of the Board of Directors (the “Committee”) of Iridium Communications Inc. (the “Company”) approved the terms of the Iridium Communications Inc. Annual Performance Bonus Plan (the “Annual Bonus Plan”). Eligible employees and certain consultants of the Company who are employed during a calendar year commencing on or after January 1, 2026 (such calendar year, the “Performance Period”), including the Company’s chief executive officer (“CEO”), chief financial officer (“CFO”) and other named executive officers (“NEOs”), are eligible to participate in the Annual Bonus Plan, provided that a participant must be employed by, or in the service of, the Company through the date bonuses are paid in order to receive a bonus, except in the case of death, disability or qualifying retirement as set forth under the Annual Bonus Plan, or as provided in an applicable severance plan or individual employment agreement. Pursuant to the Annual Bonus Plan, each participant is eligible to receive an incentive award (the “Bonus Award”), paid in cash, restricted stock units (“RSUs”) or a combination of cash and RSUs, based on the achievement of corporate and individual performance goals.

Bonus Awards shall be determined by the Committee with reference to the Target Bonus Award for each participant, which is the product of a participant’s base salary earned during the Performance Period and a Committee-approved target bonus percentage. The actual Bonus Award will be calculated by multiplying the Target Bonus Award by a corporate achievement factor – determined by the Committee based on the achievement of certain corporate performance goals for the Performance Period – and a personal performance factor ranging from 0% to 150%. Any actual Bonus Award earned by any participant may not exceed 200% of the participant’s Target Bonus Award.

The Committee will determine on an annual basis the portion, if any, of a participant’s Bonus Award that shall be paid in the form of RSUs, and the number of shares subject to such RSUs shall be calculated in accordance with the Annual Bonus Plan. Any RSUs earned under the Annual Bonus Plan will be granted in accordance with the terms of the Company’s Amended and Restated 2015 Equity Incentive Plan, as amended from time to time, or any successor or replacement plan (the “Equity Incentive Plan”).

Any amounts paid under the Annual Bonus Plan are subject to recoupment from participants in accordance with the Company’s Incentive Compensation Recoupment Policy.

Adoption of Executive Severance Plan

On February 26, 2026, the Committee approved the adoption of an Executive Severance Plan (the “Severance Plan”), under which the Company’s executive employees, including its CEO, CFO, and other NEOs (the “Participants”), will be eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment with the Company, including in connection with a change in control of the Company. Participation in the Severance Plan requires that each Participant sign a participation agreement, upon which severance benefits under the Severance Plan will supersede and replace any severance benefits under such Participant’s employment agreement, but will not supersede any retirement, death or disability benefits therein, or any restrictive covenants or other provisions contained therein.

The Severance Plan provides that, if a Participant’s employment is terminated by the Company without cause or if the Participant resigns from the Company for good reason (each as defined in the Severance Plan), other than in connection with a Change in Control Termination (as defined below), then the Participant will be eligible to receive severance benefits consisting of: (i) a cash severance amount equal to the Participant’s then-current base salary multiplied by 18 months (for the CEO) or 12 months (for other NEOs), paid in installments over the applicable severance period; (ii) a prorated annual target bonus for the year in which the termination occurs, paid in installments over the applicable severance period; (iii) if the Participant is eligible for and properly elects health care continuation coverage pursuant to COBRA, payment of COBRA premiums for the Participant and their eligible dependents for up to 12 months following the termination date (the “COBRA Benefit”); and (iv) any earned but unpaid annual bonus for the calendar year prior to the year of termination. In addition, any outstanding equity awards will be treated in accordance with the terms the Equity Incentive Plan and applicable award agreements thereunder.

If a Participant’s employment is terminated by the Company without cause or if the Participant resigns from the Company for Good Reason, in either case, within three months prior to, or within 24 months following a change in control (such termination, a “Change in Control Termination”), then, in lieu of the severance benefits described above, the Participant will instead be eligible to receive: (i) a cash severance amount equal to (A) the sum of the Participant’s then-current base salary and target annual bonus, multiplied by (B) the applicable severance multiplier (2X for the CEO and 1.5X for other NEOs), paid in a lump sum; (ii) an annual target bonus for the year in which the termination occurs, paid in a lump sum; (iii) the COBRA Benefit; (iv) any earned but unpaid annual bonus for the calendar year prior to the year of termination; and (v) accelerated vesting of 100% of all outstanding equity awards held as of termination, with any applicable performance conditions deemed satisfied in accordance with the applicable award agreement.

For purposes of the Severance Plan, “change in control” has the meaning given in the Equity Incentive Plan. The severance payments and benefits described above under the Severance Plan are subject to the Participant’s execution and non-revocation of a general waiver and release of claims and continued compliance with the terms of any applicable non-compete, non-solicit, non-disparagement, confidentiality or other restrictive covenant obligations to the Company and its subsidiaries. Any severance benefits are subject to recoupment from Participants in accordance with the Company’s Incentive Compensation Recoupment Policy.

The descriptions of the Annual Bonus Plan and Severance Plan contained herein are summaries of the material terms of such plans and are qualified by reference to the Annual Bonus Plan and Severance Plan, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: February 27, 2026	By:	/s/ Kathleen A. Morgan
Name: Kathleen A. Morgan
Title: Chief Legal Officer